February 2013 American Realty Capital Properties Overview JMP 12 th Annual Research Conference May 13, 2013

2 Introductory Notes The data and other information described in these slides are of the date of the slides or an earlier date as indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we’ve made the statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission (the "SEC") including, but not limited to, the Company’s report on Form 10 - K, the Company's Quarterly Report on Form 10 - Q filed with the SEC, as well as Company press releases.

3 Experienced Senior Management • Managed over $14 billion of successful real estate programs in publicly traded and non - traded REITs • Constructed both ARCP and ARCT III from scratch Best - In - Class Portfolio • Solid real estate assets • Stable income with outsized growth potential • Diversified by tenant, industry and geography • Targeting corporate, investment - grade credit credits Value Proposition Durable Dividends, Principal Protection Outsized Growth Potentia l Strong, Flexible Balance Sheet • Low leverage • Low cost capital • Financial capacity • Financial flexibility ARCP offers a compelling value proposition.

ARCP has a unique investment strategy.

Long Term Leases:

- ✓ Net lease, single tenant
- ✓ Corporate investment grade(1) tenant focus
- ✓ "Main & Main" and operationally essential locations
- ✓ High portfolio occupancy
- ✓ High credit tenant quality

- **Market rents**
- **At or below replacement cost**
- **Long-term leases**

- **Stable income**
- **Low lease rollover**
- **Contractual growth**

Medium Term Leases:

- ✓ Net lease, single tenant
- ✓ Corporate investment grade(1) tenant focus
- ✓ "Main & Main" and operationally essential locations
- ✓ High portfolio occupancy
- ✓ High credit tenant quality

- **Below market rents**
- **Below replacement cost**
- **Medium term leases**

- **High current income**
- **Moderate lease rollover**
- **Substantial growth potential**

- Combine high credit quality tenants offering stable income plus growth
- Extract growth potential from renewal/releasing below market leases
- Target acquisition mix of long duration and mid-duration leases
- Maintain blended lease duration of 10 to 12 years

Strong Credit Quality Tenants, Stable Income, Outsized Growth Potential

(1) Includes investment grade tenants affiliated with investment grade entities as determined by a major independent rating agency. For purposes of this presentation we have attributed the ratings of the affiliated parent company to the tenant.

American Realty Capital Properties

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ARCP has assembled a large, diversified net leased property portfolio. 5 Total Square Feet 16.7 million % Investment Grade (1) 79% Avg. Remaining Lease Term 11.1 years Occupancy 100% No. of Properties 701 No. of Tenants 52 No. of Industries 20 States 45 + PR 2013 Annualized Rents $165.4 million ARCP Portfolio – March 31, 2013 (1) Includes investment grade tenants affiliated with investment grade entities as determined by a major independent rating agen cy. For purposes of this presentation we have attributed the ratings of the affiliated parent company to the tenant.

6 ARCP’s property portfolio is focused on investment grade rated (1) tenants. Top 10 Tenants % Annual Rent Credit Rating 11.1% BBB - 10.4% A - 9.6% BBB 7.0% BBB 6.5% BBB+ 4.0% BBB+ 3.5% AA+ 2.9% BBB 2.7% BBB - 2.6 % A - 1 60% Top 10 Tenants Rated 100% Investment Grade 100% Total Portfolio Rated 88% Investment Grade 79% Top 10 Tenants = 100% Investment Grade (1) Includes investment grade tenants affiliated with investment grade entities as determined by a major independent rating agen cy. For purposes of this presentation we have attributed the ratings of the affiliated parent company to the tenant.

ARCP has assembled a property portfolio occupied by *79% investment grade*[(1)] corporate credits.

Tenant	% of GAAP Rent	Cum.	Credit Rating
Dollar General	11.1%	11.1%	BBB-
Citizens Bank	10.4%	21.5%	A
FedEx	9.6%	31.1%	BBB
Walgreens	7.0%	38.1%	BBB
AON Corporation	6.5%	44.6%	BBB+
General Mills	4.0%	48.6%	BBB+
GSA	3.5%	52.2%	AA+
Bed Bath & Beyond	2.9%	55.0%	BBB+
Advance Auto	2.7%	57.7%	BBB-
Kaiser Foundation	2.6%	60.3%	A-1
Williams Sonoma	2.5%	62.8%	NR
Family Dollar	2.5%	65.3%	BBB-
Rite Aid	2.1%	67.4%	B-
Express Scripts	2.0%	69.4%	BBB
Rubbermaid	1.9%	71.3%	BBB-
DaVita Dialysis	1.8%	73.1%	BB-
CVS	1.8%	74.9%	BBB+
TD Bank	1.7%	76.6%	AA-
Pantry Gas & Convenience	1.7%	78.2%	B+
Kum & Go	1.6%	79.9%	NR
Krystal	1.6%	81.4%	NR
GE Aviation	1.5%	82.9%	AA+
Hanesbrands	1.4%	84.4%	BB-
John Deere	1.4%	85.8%	A
Home Depot	1.4%	87.2%	A-
Fresenius	1.1%	88.2%	NR
Bojangles	1.1%	89.3%	NR
Cracker Barrel	1.0%	90.3%	NR
Scotts Company	0.9%	91.2%	BB+
AMCOR	0.9%	92.1%	BBB
Academy Sports	0.9%	93.0%	NR
Tractor Supply	0.8%	93.8%	NR
Ameriprise	0.8%	94.6%	A
Pilot Flying J	0.6%	95.2%	NR
Reckitt Benckiser	0.6%	95.8%	A+
BJ's Warehouse	0.5%	96.3%	B
Kohl's	0.5%	96.8%	BBB+
Mattress Firm	0.5%	97.3%	B2
Mrs. Baird's	0.4%	97.7%	BBB
Shaw's Supermarkets	0.3%	98.0%	B2
Iron Mountain	0.3%	98.3%	NR
Circle K	0.3%	98.5%	BBB-
7-Eleven	0.2%	98.8%	AA-
Price Rite	0.2%	99.0%	NR
Synovus Bank	0.2%	99.2%	BB-
NTW & Big O Tires	0.2%	99.4%	NR
West Marine	0.2%	99.6%	NR
Qdoba	0.1%	99.7%	NR
O'Reilly Auto	0.1%	99.8%	BBB
Tire Kingdom	0.1%	99.9%	A
NTB	0.1%	100.0%	NR
Community Bank	0.0%	100.0%	A
	100%		

(1) Includes investment grade tenants affiliated with investment grade entities as determined by a major independent rating agency. For purposes of this presentation we have attributed the ratings of the affiliated parent company to the tenant.

American Realty Capital Properties

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8 Only 4.35% of leases mature in the next 5 years. 0.0% 0.2% 0.5% 0.4% 3.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 2013 2014 2015 2016 2017 % GAAP NOI Year ARCP has limited near - term lease rollover

9 2.7% 2.4% 1.7% 1.4% 1.2% 1.2% 1.0% 1.0% 0.9% 0.9% 0.9% 0.8% 0.7% 0.6% 0.5% 0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% G&A as % of Gross Asset Value ARCP (3bp) ARCP’s G&A is less than half of REIT industry average ARCP has among the lowest G&A e xpenses of all its REIT industry peers. Source: SNL Financial Note: ARCP excludes professional fees and incremental corporate level G&A. (50bps)

10 AFFO per share is projected to grow by 16% from 2013 to 2014. (1) ($ amounts in millions, except per share data) 2013 Guidance 2014 Guidance Low High Low High FFO/share (fully diluted) $0.93 $0.97 $1.05 $1.09 Growth Rate 12.63% AFFO/share (fully diluted) $0.91 $0.95 $1.06 $1.10 Growth Rate 1 6.13% Assumed AFFO Multiple 15.6x Implied Share Price (2) $16.85 Equity Market Capitalization $2,744 Net Debt $1,391 Enterprise Value $4,135 Net Debt to EBITDA 6.5x Net Debt to Enterprise Value 33.6% (1) Mid point of guidance range . (2) Based on the mid point of 2014E AFFO guidance of $1.08/share. ARCP Pro Forma Earnings Guidance Year - end 2013 Estimated

11 Pro Forma Earnings Guidance: Key Assumptions 2013 Key Assumptions: • Merger Date: February 28, 2013 • Merger consideration (actual ): x 16.5% cash @ $12.00/share x 83.5% stock election • Acquisitions: Acquire approximately $1.1 billion of assets (inclusive of over $200 million of assets already closed through February 28, 2013) • Financing: Capacity to utilize $1.2 billion unsecured financing: • $1 billion (1) term/revolver @ 2.45% fixed rate interest • $200 million (2) 18 - month term/revolver @ 2.45% fixed rate interest • Assumed AFFO Multiple: 16.0x • Weighted Average Shares Outstanding : 162.8 million ( fully diluted ) 2014 Key Assumptions : • Acquisitions : Acquire $1 billion of assets • Capitalization : 65% equity issuance, 35% debt utilization • Weighted Average Shares Outstanding : 191.2 million ( fully diluted) (1) $ 650mm committed, $350 mm available via accordion feature (subject to certain conditions). (2) Fully committed, $125mm can be converted into term loan.

12 12 ARCP has outperformed the RMS, S&P 500 and leading net lease REITs over the trailing nine months . Source: SNL Financial (1) Total return calculated from August 8, 2012 to market close on May 7, 2013. 64.4% 43.0% 31.8% 19.3% 17.9% 0.00 10.00 20.00 30.00 40.00 50.00 60.00 70.00 ARCP NNN O MSCI US REIT (RMS) S&P 500 Total Return (1) %

13 ARCP has i ncreased its dividend 6 times in the last 6 quarters . (1) Dividends based on dividend rate at the end of each period. $0.875 $0.875 $0.880 $0.885 $0.890 $0.895 $0.900 $0.910 $0.850 $0.860 $0.870 $0.880 $0.890 $0.900 $0.910 $0.920 Q'3 2011 Q'4 2011 Q'1 2012 Q'2 2012 Q'3 2012 Q'4 2012 Q'1 2013 Q'2 2013 Per Share Historical Annualized Dividend (1)

ARCP offers investors significant benefits.

1. **Unique Strategy:** Unlike any competitor, ARCP acquires both long and mid-duration leases

2. **Stable Income Plus Growth:** ARCP offers a well-diversified net lease portfolio with high credit quality tenants, long weighted and mid weighted average lease terms and growth potential

3. **Significant Size and Scale:** 4th largest listed net lease REIT by square footage
   - ✓ Access to public capital markets and eligible for index inclusions to support growth
   - ✓ Able to lower cost of capital from investment grade rating
   - ✓ Larger REITs tend to deliver stronger performance, trade at better multiples

4. **Outsized Growth Potential:** ARCP has significant capacity to grow earnings through acquisitions, internal rent growth, and re-leasing/renewing existing leases

5. **Materially Lower Operating Costs:** ARCP has more efficient cost structure, having eliminated acquisition and financing fees, reduced management fees and benefiting from economies of scale

6. **Expert Management Team:** Experienced, expert management team that assembled and managed the real estate portfolio

American Realty Capital Properties

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15 ARCP considers funds from operations (“FFO”) and AFFO, which is FFO as adjusted to exclude acquisition - related fees and expenses, amortization of above - market lease assets and liabilities, amortization of deferred financing costs, straight - line rent, non - cash mark - to - market adjustments, amortization of restricted stock, non - cash compensation and gains and losses useful indicators of the performance of a real estate investment trust (“REIT”). Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Additionally, ARCP believes that AFFO, by excluding acquisition - related fees and expenses, amortization of above - market lease assets and liabilities, amortization of deferred financing costs, straight - line rent, non - cash mark - to - market adjustments, amortization of restricted stock, non - cash compensation and gains and losses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, ARCP believes it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, ARCP believes AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange - traded and non - traded REITs. As a result, ARCP believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Funds from Operations and Adjusted Funds from Operations

Forward - Looking Statements Information set forth herein (including information included or incorporated by reference herein) contains “forward - looking statements” (as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended), which reflect ARCP's expectations regarding future events . The forward - looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward - looking statements . Such forward - looking statements include, but are not limited to, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts . The following additional factors, among others, could cause actual results to differ from those set forth in the forward - looking statements : market volatility, unexpected costs or unexpected liabilities that may arise from the transaction ; the inability to retain key personnel ; continuation or deterioration of current market conditions ; whether or not ARCP common stock will be included in REIT and public exchange indices ; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate ; future regulatory or legislative actions that could adversely affect ARCP ; and the business plans of the tenants of ARCP . Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www . sec . gov . ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise . 16 16